EXHIBIT 10.10

CONSULTING AGREEMENT

THIS AGREEMENT is made effective as of the 15th day of June, 2011 (the “Effective Date”).

BETWEEN:

BIG SKY MANAGEMENT LTD., a corporation incorporated under the laws of Province of British Columbia

(the “Consultant”)

AND:

DIGITAL VALLEY CORP., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

WHEREAS:

A.           The Company wishes to engage the Consultant to provide consulting services to the Company; and

B.           In consideration of the services to be provided to the Company by the Consultant, the Consultant shall be paid a consulting fee on the terms and conditions described in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and adequacy of which is hereby confirmed, the parties hereto do covenant and agree each with the other as follows:

1.	Role of Consultant

(1)	The Consultant shall:

(a)	provide strategic planning, financing and other advisory services;

(b)	assist the Company with business planning, business strategy, financing strategy and the implementation of such plans;

(c)	advise and assist the Company in negotiations with prospective strategic partners; and

(d)	assist the Company with prospective merger and acquisition targets,

(collectively, the “Services”).

(2)           The Company hereby appoints the Consultant to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Consultant to exercise such powers as provided under this Agreement.  The Consultant accepts such appointment on the terms and conditions hereinafter set forth.  The Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

(3)           For greater certainty, the Consultant shall not advise the Company as to the investing in or the buying and selling of securities.

(4)           During the term of this Agreement, the Consultant shall devote sufficient time, attention and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement.  Nothing contained herein shall be deemed to require the Consultant to devote its exclusive time, attention and ability to the business of the Company.  During the term of this Agreement, the Consultant shall, and shall cause each of its agents assigned to performance of the Services on behalf of the Consultant, to:

(a)	at all times perform the Services faithfully, diligently, to the best of the Consultant’s abilities and in the best interests of the Company;

(b)	devote such of the Consultant’s time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c)	refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Consultant as contemplated herein.

(5)           So far as it is not inconsistent nor in conflict with the terms of this Agreement, the Consultant is free to engage in any other remunerative contract, calling or occupation.

2.	Consulting Fee

(1)           In consideration of the Services to be rendered by the Consultant to the Company, the Company agrees to pay to the Consultant a fee of $12,500 monthly beginning July 1st 2011 (the “Consulting Fee”), payable as mutually agreed to by the Company and the Consultant.

3.	Payment of Consulting Fee

The Consulting Fee shall be paid in cash, by certified cheque or wire transfer.

4.	Expenses

The Company will reimburse the Consultant for reasonable expenses incurred by the Consultant expressly for the provision of the Services, including, but not limited to, reasonable fees and disbursements of legal counsel, provided that: (i) prior to the Consultant incurring any such expense, the Consultant obtains the consent of the Company by providing the Company with a detailed description of the expense and the manner in which the expense is to be incurred; and (ii) submitting such invoices, receipts and vouchers for any such expenses to the Company for reimbursement.  Invoices for expenses shall be paid within 15 days of receipt by the Company.

5.	Covenants of the Consultant

The Consultant agrees to comply with all applicable rules, laws, regulations and policies of any kind whatsoever having application to the carrying out and performance of its obligations under this Agreement.

6.	Covenants of the Company

If required, the Company agrees to obtain approval from any applicable regulatory authority for this Agreement and the Consultant agrees that this Agreement will not become effective until any such approval is obtained by the Company.

7.	Term and Termination

The term of this Agreement (the “Term”) shall commence on the Effective Date and shall terminate on the earlier of:  (a) a date which is 10 days following delivery of written notice of termination by one party to the other; and (b) twelve months from the Effective Date, unless renewed in writing.  The provisions of Sections 3, 4, 5, 6, 7, 12, 13, 15 and 22 of this Agreement shall survive the termination or expiration of this Agreement.

8.	Independent Contractor

(1)           The Consultant is not an employee of the Company for any purpose.  The Consultant understands and agrees that the Consultant’s relationship to the Company is one of an independent contractor.  As such, the Consultant acknowledges and agrees that it is not an agent of the Company and is not authorized to make any representation, contract, or commitment on behalf of the Company unless specifically requested and authorized in writing to do so by the Company.

(2)           The Consultant acknowledges and agrees that it shall be responsible for payment to the proper authorities of any and all income taxes, employment insurance premiums, pension/retirement plan contributions and workers’ compensation insurance premiums in respect of the remuneration paid hereunder.

9.	Communications

The Consultant shall not publish or distribute any notices advertising or concerning the Company without the Company’s prior written consent.

10.           Disclaimer of Liability

The Consultant expressly disclaims any liability or responsibility to any and all person (past, present or future) including, without limitation, the Company, the Company’s board of directors, any special committee of the board of directors and any shareholder or other stakeholder of the Company:

(a)	by reason of any unauthorized use, reliance, publication, distribution of or reference to the Consultant or any unauthorized reference to the Consultant or this engagement; or

(b)
by reason of or in connection with the performance by the Consultant of its engagement hereunder, except to the extent that a court of competent jurisdiction in a final judgment shall determine that the loss, claim, damage or liability resulted from the negligence, fraud or wilful misconduct of the Consultant.

11.	Indemnification

The Company hereby agrees to indemnify the Consultant in accordance with Schedule “A” hereto, which Schedule forms part of this Agreement and the consideration of which is the entering into of this Agreement.  Such indemnity (the “Indemnity”) shall be executed and delivered to the Consultant on the execution of this Agreement and shall be in addition to, and not in substitution for, any liability which the Company or any other person may have to the Consultant or other persons indemnified pursuant to the Indemnity apart from such Indemnity.  The Indemnity shall apply to all services contemplated herein.

12.	Limitation of Liability

Neither party shall have any liability to the other, by reason of the termination of this Agreement or otherwise, for any special, incidental or consequential damages of any kind, such as compensation for loss of present or prospective profits or revenues or loss of actual or anticipated fees, whether or not the Consultant was advised of the possibility of such damage.

13.	Acknowledgement of Other Activities

(1)           The Company acknowledges that the Consultant is engaged in providing services similar to the Services to other companies engaged in the exploration and mining sector, some of whom may be in competition with the Company.  The Company hereby consents to the Consultant’s consulting to such other companies and hereby waives any conflict arising or which may arise out of such consulting activities.  The Company further acknowledges that the Consultant may act in a manner adverse in interest to the Company and consents to such action.

(2)           The Consultant agrees in the case of a serious conflict which arises as a result of its consulting activities that the Consultant will notify the Company that a serious conflict exists. Unless the Company agrees to the contrary, the Consultant will temporarily prorogue and suspend consulting activities for the Company under this Agreement until the conflict is resolved.  A serious conflict is specifically defined as:

(a)	the Consultant simultaneously advising the Company and any other party on the acquisition of an interest in the same, specific property or company;

(b)	the Consultant simultaneously advising the Company and any other party in the case of a takeover bid by the Company for the other party; and

(c)	the Consultant simultaneously advising the Company and any other party in the case of a takeover bid by the other party for the Company.

(3)           During the period of prorogation and suspension of consulting services, the Company will not be liable for the Consulting Fee, or a prorated portion thereof.

14.	Notices

(1)           All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by facsimile or e-mail transmission to the party to whom such notice is intended to be given and any notice so delivered or sent shall be deemed to have been duly given on the next succeeding business day following the day on which it was so delivered or sent.

(2)           Until changed by notice in writing as aforesaid, the addresses of the parties are:

Consultant:	Big Sky Management Ltd.
307 - 1178 Hamilton Street
Vancouver, BC V6B 2S2

Telephone: (604) 484-2405

Company:	Digital Valley Corp.
Suite 100 - 1100 Dexter Ave North
Seattle, WA 98109

Telephone: (206) 273-7892

with a copy to:

Confidentiality

(3)           Each party shall treat confidentially and not disclose, and shall cause each of its Representatives (as defined below) to treat confidentially and not disclose, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below) of the other party.

(4)           Either party may disclose Confidential Information only to those of its Representatives who need to know such Confidential Information for the purpose of implementing the transactions contemplated by this Agreement.  Neither party shall use, nor permit its Representatives to use, Confidential Information for any other purpose nor in any way that is, directly or indirectly, detrimental to the other party.

(5)           If either party or any of its Representatives receives a request or is legally required to disclose all or any part of the Confidential Information, such party shall (i) immediately notify the other party of the request or requirement, (ii) consult with the other party on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement, and (iii) if requested by the other party, take all necessary steps to seek a protective order or other appropriate remedy.  If a protective order or other remedy is not available, or if the other party waives compliance with the provisions of this Paragraph 15, (i) the party receiving the request for disclosure or its Representatives, as the case may be, may disclose to the person requiring disclosure only that portion of the Confidential Information which such party is advised by written opinion of counsel is legally required to be disclosed, and (ii) such party shall not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by such party or its Representatives not permitted by this Agreement.

(6)           For purposes of this Paragraph 14, “Confidential Information” means all information, in whatever form communicated or maintained that one party (the “Discloser”) discloses to the other party in connection with the transactions contemplated by this Agreement, including the existence and terms of this Agreement, whether provided before or after the date of this Agreement, and any information provided to the Discloser by third parties under circumstances in which the Discloser has an obligation to protect the confidentiality of such information.  For purposes of this Paragraph 14, “Representatives” means each director, officer, employee, agent, consultant, advisor and other representative of a party who is involved in the transactions contemplated by this Agreement.

15.	Successor and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither the Consultant nor the Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other party, provided that the Company may assign this Agreement to an affiliate without the Consultant’s consent.

16.	Invalid Provisions

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

17.           Further Assurances

Each party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other party may reasonably require, for the purposes of giving effect to this Agreement.

18.	Time of Essence

Time shall be of the essence of this Agreement in all respects.

19.	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.  There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

20.	Waiver

A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver.  No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party.  The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

21.	Attornment

Each party agrees (i) that any action or proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the Province of British Columbia, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such British Columbia court; (ii) not to oppose any such British Columbia action or proceeding on the basis of forum non conveniens or for any other reason; and (iii) not to oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from a British Columbia court as contemplated by this Paragraph 21.

22.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

23.           Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

24.	Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by both parties.

By signature below, the parties are bound to the terms and conditions of this Agreement:

BIG SKY MANAGEMENT LTD.

Per:
Name:	Eric Boehnke
Title:	President

I have authority to bind the corporation

DIGITAL VALLEY CORP.

Per:
Name:	J. David Brow
Title:	Chief Executive Officer

I have authority to bind the corporation

SCHEDULE “A”

INDEMNITY

In connection with the engagement (the “Engagement”) of Big Sky Management Ltd. (the “Consultant”) pursuant to a consulting agreement (the “Agreement”) between the Consultant and Digital Valley Corp. (the “Company”) dated June 15th, 2011, the Company agrees to indemnify and hold harmless the Consultant, each of its subsidiaries and each shareholder of the Consultant, each of its subsidiaries and each of their respective directors, officers, employees, partners, agents, each other person, if any, controlling the Consultant or any of its subsidiaries and each shareholder of the Consultant (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), from and against any and all losses, expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively the “Claims”) to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the Engagement.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with the Engagement except to the extent any losses, expenses, claims, actions, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the negligence, fraud or wilful misconduct of such Indemnified Party.  The Company will not, with the Consultant’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim.

Promptly after receiving notice of an action, suit, proceeding or claim against the Consultant or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Consultant or any such other Indemnified Party will notify the Company in writing of the particulars thereof, provided that the omission so to notify the Company shall not relieve the Company of any liability which the Company may have to the Consultant or any other Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Company has under this indemnity.

The foregoing indemnity shall not apply to the event that a court of competent jurisdiction or a final judgment that has become non-appealable shall determine that such losses, expenses, claim,

actions, damages or liabilities to which the Indemnified Party may be subject were primarily caused by the negligence, fraud or wilful misconduct of the Indemnified Party.

If for any reason the foregoing indemnity is unavailable (other than in accordance with the terms hereof) to the Consultant or any other Indemnified Party or is insufficient to hold the Consultant or any other Indemnified Party harmless, the Company shall contribute to the amount paid or payable by the Consultant or the other Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Consultant or any other Indemnified Party on the other hand but also the relative fault of the Company, the Consultant or any other Indemnified Party as well as any relevant equitable considerations, provided that the Company shall in any event contribute to the amount paid or payable by the Consultant or any other Indemnified Party as a result of such Claim any excess of such amount over the amount of the fees received by the Consultant under the Agreement.

The Company also agrees to reimburse the Consultant for the time spent by its personnel in connection with any Claim at their normal per diem rates.  The Consultant may retain counsel to separately represent it in the defence of a Claim, which shall be at the Company’s expense if (i) the Company does not promptly assume the defence of the Claim, (ii) the Company agrees to separate representation or (iii) the Consultant is advised by counsel that there is an actual or potential conflict in the Company’s and the Consultant’s respective interests or additional defences are available to the Consultant, which makes representation by the same counsel inappropriate.

The obligations of the Company hereunder are in addition to any liabilities which the Company may otherwise have to the Consultant, or any other Indemnified Party.

DATED effective as of the 15th day of June, 2011 DIGITAL VALLEY CORP.		BIG SKY MANAGEMENT LTD.
By:		By:
	Authorized Signatory		Authorized Signatory